EXHIBIT 4.4

WARRANT TO PURCHASE SHARES OF CLASS A-1 COMMON STOCK



THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JULY 30, 1999, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF JULY 30, 1999 AMONG SMTC CORPORATION AND CERTAIN STOCKHOLDERS THEREOF, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.



No. W-A-1                                          13,386.8189 Class A-1 Shares

                              WARRANT TO PURCHASE

                       SHARES OF CLASS A-1 COMMON STOCK

                                      OF

                               SMTC CORPORATION
             Incorporated Under the Laws of the State of Delaware

     THIS CERTIFIES THAT, for value received, and subject to the provisions hereinafter set forth, Bain Capital V Mezzanine Fund, L.P., or its registered assigns is entitled to purchase from SMTC Corporation, a Delaware corporation (the "Company"), during the period specified in this Warrant, 13,386.8189 shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Class A-1 Common Stock, par value $.001 per share, of the Company at an initial exercise price of $1.8218 per share (the "Initial Exercise Price"). Certain capitalized terms used in this Warrant are defined in Section 9.

1.  Duration.  The right to subscribe for and purchase shares of Class A-1
    --------
Common Stock represented hereby shall commence on the date of issuance of this Warrant and shall expire at 5:00 P.M., Eastern Time, on June 8, 2008 (the "Expiration Date").

2.  Method of Exercise; Payment, Issuance of New Warrant; Transfer and Exchange.
    ---------------------------------------------------------------------------

2.1.  Method of Exercise.
      ------------------

2.1.1. Exercise.  This Warrant may be exercised by the holder hereof, in whole
       --------
or in part, during normal business hours on any business day on or prior to the Expiration Date, by surrender of this Warrant to the Company at its principal office, accompanied by a subscription substantially in the form attached to this Warrant duly executed by such holder and accompanied by (a) wire transfer of immediately available funds, (b) certified or official bank check payable to the order of the Company or (c) delivery to the Company of a principal amount of notes, in each case in the amount obtained by multiplying (i) the number of shares of Class A-1 Common Stock (without giving effect to any adjustment thereof pursuant to the provisions hereof) for which this Warrant is then being exercised, as designated in such subscription, by (ii) the Initial Exercise Price, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A-1 Common Stock (or Other Securities) determined as provided in Sections 4 and 5.

2.1.2. Conversion.  This Warrant may be converted by the holder hereof, in whole
       ----------
or in part, into shares of Class A-1 Common Stock (or Other Securities), during normal business hours on any business day on or prior to the Expiration Date, by surrender of this Warrant to the Company at its principal office, accompanied by a conversion notice substantially in the form attached to this Warrant duly executed by such holder, and such holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Class A-1 Common Stock (or Other Securities) equal to:

      (a)  the excess of

         (i) (x) the number of shares of Class A-1 Common Stock (or Other Securities) determined as provided in Sections 4 and 5 hereof which such holder would be entitled to receive upon exercise of this Warrant for the number of shares of Class A-1 Common Stock designated in such conversion notice (without giving effect to any adjustment thereof pursuant to Section 4 or 5 hereof) multiplied by (y) the Current Market Price of each such share of Class A-1 Common Stock (or such Other Securities) so receivable upon such exercise over

         (ii) (x) the number of shares of Class A-1 Common Stock (without giving effect to any adjustment thereof pursuant to the provisions hereof) for which this Warrant may be exercised, as designated in such conversion notice, multiplied by (y) the Initial Exercise Price divided by

     (b) such Current Market Price of each such share of Class A-1 Common Stock (or Other Securities).

   For all purposes of this Warrant (other than this Section 2.1), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the conversion of this Warrant into Class A-1 Common Stock (or Other Securities) in accordance with the terms of this Section 2.1.2.

2.2.  When Exercise Effective.  Each exercise of this Warrant shall be deemed to
      -----------------------
have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company as provided in Section 2.1 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Class A-1 Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section
2.3 hereof shall be deemed to have become the holder or holders of record thereof.

2.3.  Delivery of Stock Certificates, etc.  As soon as practicable after each
      -----------------------------------
exercise of this Warrant, in whole or in part, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to the provisions of the Stockholders Agreement, as such holder (upon payment by such holder of any applicable transfer taxes) may direct:

     (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A-1 Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the current Market Price per share on the business day next preceding the date of such exercise; and

     (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of shares of Class A-1 Common Stock equal (without giving effect to any adjustment thereof pursuant to the terms hereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the holder upon such exercise as provided in Section 2.1 hereof.

2.4.  Exchange of Warrant.  This Warrant is exchangeable at the aforesaid
      -------------------
principal office of the Company for Warrants for the purchase of the same aggregate number of shares of Class A-1 Common Stock, each new Warrant to represent the right to purchase such number of shares of Class A-1 Common Stock as the holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the date hereof and shall be identical with this Warrant except as to the number of shares of Class A-1 Common Stock issuable pursuant hereto.

2.5.  Company to Reaffirm Obligations.  The Company will, at the time of or at
      -------------------------------
any time after each exercise of this Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

3. Stock Fully Paid; Reservation of Shares.  The Company represents, warrants,
   ---------------------------------------
covenants and agrees that all shares of Class A-1 Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.
The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved solely for the purpose of the issuance upon exercise of this Warrant a sufficient number of shares of Class A-1 Common Stock to provide for the exercise of the rights represented by this Warrant.

   If any shares of Class A-1 Common Stock required to be reserved for issuance upon exercise of this Warrant require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Company will in good faith and as expeditiously as reasonably possible use reasonable efforts to cause such shares to be duly registered or qualified; provided, however, that the Company shall not be required to effect any registration under federal or state securities laws other than as provided in Section 7 of the Stockholders Agreement.

   The Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant; provided, however, that the Company shall not be required to effect any registration under federal or state securities laws other than as provided in Section 6 of the Stockholders Agreement.

4. Adjustment of Number of Shares Purchasable Upon Exercise.  The number of
   --------------------------------------------------------
shares of Class A-1 Common Stock purchasable upon the exercise of this Warrant and the payment of the Initial Exercise Price shall be determined by multiplying the number of shares of Class A-1 Common Stock which would otherwise (but for the provisions of this Section 4) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 2.1 hereof, by a fraction (a) the numerator of which shall be the Initial Exercise Price and (b) the denominator of which shall be the Exercise Price in effect on the date of such exercise.
The "Exercise Price" shall initially be the Initial Exercise Price and shall be adjusted and readjusted from time to time as provided in this Section 4 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 4.

4.1.  Subdivision or Combination of Shares.  If the Company, at any time while
      ------------------------------------
this Warrant is outstanding, shall subdivide (by stock split or otherwise) or combine (by consolidation or otherwise) any outstanding shares of Class A-1 Common Stock, the Exercise Price shall be (a) proportionately decreased, to the nearest one hundredth of one cent, in the case of a subdivision of shares, to reflect the increase in the total number of shares of Class A-1 Common Stock outstanding as a result of such subdivision or (b) proportionately increased, to the nearest one hundredth of one cent, in the case of a combination of shares, to reflect the decrease in the total number of shares of Class A-1 Common Stock outstanding as a result of such combination, as of the effective date of such subdivision or combination, or if the Company shall take a record of holders of Class A-1 Common Stock for the purpose of so subdividing or combining, as of the applicable record date, whichever is earlier.

4.2.  Certain Dividends.  If the Company, at any time while this Warrant is
      -----------------
outstanding, shall pay any stock dividend on the Class A-1 Common Stock, the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of the Class A-1 Common Stock, for the purpose of receiving such dividend (or if no such record is taken, as of the date of such dividend), to the nearest one hundredth of one cent, to the product obtained by multiplying the Exercise Price in effect immediately prior to such stock dividend by a fraction (a) the numerator of which shall be the total number of shares of the Class A-1 Common Stock outstanding immediately prior to such dividend and (b) the denominator of which shall be the total number of shares of the Class A-1 Common Stock outstanding immediately after such dividend (plus in the event that the Company paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued fractional shares in connection with said dividends).

4.3.  Other Events.  If any event occurs as to which the foregoing provisions of
      ------------
Section 4.1 and 4.2 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

4.4.  Adjustment of Exercise Price.  If at any time, as a result of any
      ----------------------------
adjustments hereunder, the sum of the Exercise Price plus a proportionate portion of the consideration paid by the holder for this Warrant shall be less than the par value per share of Class A-1 Common Stock, then the price payable per share of Class A-1 Common Stock by the holder hereunder in the event of an exercise of this Warrant, in whole or in part, shall be an amount equal to the par value per share of the Class A-1 Common Stock.

5. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc.
   --------------------------------------------------------------------------
In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common

Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person or (d) shall effect a capital reorganization or reclassification of the Class A-1 Common Stock or Other Securities, then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Class A-1 Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Class A-1 Common Stock or Other Securities issuable upon such exercise prior to such consummation, the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto.

6. Notice  of Adjustments.  Whenever the Exercise Price is adjusted pursuant to
   ----------------------
Section 4 hereof, the Company will promptly deliver to the holder of this Warrant at the address provided in the Stockholders Agreement a certificate setting forth, in reasonable detail, the event that triggered the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Exercise Price after giving effect to such adjustment.

7. Dividends/Distributions.  The Company shall give the Holder of this Warrant
   -----------------------
not less than 15 days prior written notice of its intent to pay a dividend or make any other distribution on any shares of its capital stock and shall set forth in such notice the amount and type of such dividend or distribution and the share of capital stock on which such dividend or distribution will be paid. If the Holder of this Warrant does not elect to exercise this Warrant prior to such dividend or distribution, an amount equal to the cash which the Holder would have received on the Class A-1 Common Stock had the Holder exercised this Warrant immediately prior to such dividend or distribution shall at the option of the Holder (a) be used as a credit against the Exercise Price or (b) be retained by the Company and paid to such Holder upon the exercise of this Warrant.

8. Restrictions; Legends.
   ---------------------

8.1.  Restrictions; Legends. This Warrant and the Class A-1 Common Stock (or
      ---------------------
Other Securities) issuable upon the exercise hereof are subject in all respects to the provisions of the Stockholders Agreement. This Warrant and each certificate issued upon the exercise of this Warrant and each certificate issued upon any direct or indirect transfer of this Warrant or of any share of Class A-1 Common Stock (or Other Securities) issuable upon exercise of this Warrant shall be transferable only upon satisfaction of the conditions set forth in the Stockholders Agreement, and shall be stamped or otherwise imprinted with legends in the form required under Section 9 of the Stockholders Agreement.

8.2.  Termination of Restrictions; Removal of Legends.  The restrictions imposed
      -----------------------------------------------
by this Section 8 upon the transferability of this Warrant and the Class A-1 Common Stock (or Other

Securities) issuable upon exercise of this Warrant shall cease and terminate at such time as this Warrant or any such shares of Class A-1 Common Stock shall no longer be subject to the provisions of Section 9 of the Stockholders Agreement. Whenever such restrictions cease and terminate as to this Warrant or any such Class A-1 Common Stock, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new certificates not bearing the applicable legends required by Section 8.1 hereof.

9. No Rights or Liabilities as Stockholder.  Nothing contained in this Warrant
   ---------------------------------------
shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any Securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

10.  Definitions.  For the purposes of this Warrant, the following terms have
     -----------
the following meanings:

     "Board" shall mean the Board of Directors of the Company.

     "Class A-1 Common Stock" shall mean the Company's Class A-1 Common Stock, par value $.001 per share, for which this Warrant may be exercised.

     "Company" shall mean SMTC Corporation, a Delaware corporation, its successors and assigns.

     "Current Market Price" shall mean on any date specified herein, the average daily Market Price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no Class A-1 Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

     "Expiration Date" shall have the meaning set forth in Section 1.

     "Initial Exercise Price" shall have the meaning set forth in the first paragraph hereof.

     "Market Price" shall mean on any date specified herein, the amount per share of Class A-1 Common Stock equal to (a) the last sale price of Class A-1 Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which Class A-1 Common Stock is then listed or admitted to trading, or (b) if Class A-1 Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of Class A-1 Common Stock on such date, or (c) if there shall have been no trading on such date or if Class A-1 Common Stock is not so designated, the average of the closing bid and asked prices of Class A-1 Common Stock on such date as shown by the NASD automated quotation system, or (d) if the Class

   A-1 Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair market value thereof determined in good faith by the Board.

     "Other Securities" shall mean any stock (other than Class A-1 Common Stock) and other securities of the Company or any other Person which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Class A-1 Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Class A-1 Common Stock or Other Securities pursuant to Section 4 hereof or otherwise.

     "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

     "Securities" shall mean any debt or equity securities of the Company, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. "Security" shall mean one of the Securities.

     "Securities Act" shall mean as of any date of the Securities Act of 1933, as amended, or any similar Federal statute then in effect.

     "Stock" shall include any and all shares, interests or other equivalents corporation of any class.

     "Stockholders Agreement" shall mean the Stockholders Agreement dated as of July 30, 1999 among the Company and certain holders of the Company=s outstanding capital stock, as such Stockholders Agreement may hereafter from time to time be amended, modified or supplemented in accordance with its terms.

     "Majority Holders" shall mean at any time holders of Warrants exercisable for 50% of the shares of Class A-1 Common Stock issuable under the Warrants at such time outstanding.

     "Warrants" shall mean the Warrants issued by the Company on the date hereof. The term AWarrants@ shall include, without limitation, this Warrant and any Warrants issued in substitution or exchange for any thereof.

11.  Amendment and Waiver.  Any term, covenant, agreement or condition in this
     --------------------
Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Majority Holders; provided, however, that no such amendment or waiver shall increase the Exercise Price, shorten the period during which the Warrants may be exercised or modify any provision of this Section 11 without consent of the holders of all Warrants then outstanding affected by such amendment or waiver.

12.  Governing Law.  This Warrant shall be governed by and construed in
     -------------
accordance with the internal laws of the State of Delaware (without giving effect to the choice of law principles of such state).

Dated:  July 30, 1999
        -------------

                              SMTC CORPORATION



                              By: /s/ Paul Walker
                                 --------------------------------------
                                 Name:   Paul Walker
                                 Title:  President

                                                                SMTC Corporation
                                                              Class A-1 Warrants

                             FORM OF SUBSCRIPTION

                [To be executed only upon exercise of Warrant]


To SMTC Corporation.:

   The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ____________________/1/ shares of the Class A-1 Common Stock and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ______________________________, whose address is








Dated:          -----------------------------------------------
                (Signature must conform in all
                respects to name of holder as
                specified on the face of Warrant)


                -----------------------------------------------
                              (Street Address)


                -----------------------------------------------
                         (City)       (State)  (Zip Code)

-------------------------

     /1/ Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for any stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                                                                SMTC Corporation
                                                              Class A-1 Warrants


                              FORM OF ASSIGNMENT

                [To be executed only upon transfer of Warrant]


   For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ___________________________________ the right represented by such Warrant to purchase _______________/2/ shares of Class A-1 Common Stock of SMTC Corporation to which such Warrant relates, and appoints _______________Attorney to make such transfer on the books of SMTC Corporation maintained for such purpose, with full power of substitution in the premises.




Dated:

                              ---------------------------------------------
                              (Signature must conform in all
                              respects to name of holder as
                              specified on the face of Warrant)


                              ---------------------------------------------
                                            (Street Address)


                              ---------------------------------------------
                                    (City)       (State)      (Zip Code)

Signed in the presence of:





---------------------------

     /2/ Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial conversion, the portion thereof as to which this Warrant is being converted), in either case without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial conversion, a new Warrant or Warrants will be issued and delivered, representing the unconverted portion of the Warrant, to the holder surrendering the Warrant.

                                                                SMTC Corporation
                                                              Class A-1 Warrants

                           FORM OF CONVERSION NOTICE

To SMTC Corporation:



   The undersigned registered holder of the within Warrant hereby irrevocably converts such Warrant with respect to _________________/3/ shares of the Class A-1 Common Stock which such holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to __________________________________, whose address is




Dated:
                              ----------------------------------------
                              (Signature must conform in all
                              respects to name of holder as
                              specified on the face of Warrant)


                              ----------------------------------------
                                         (Street Address)


                              ----------------------------------------
                              (City)        (State)         (Zip Code)


---------------------------

     /3/ Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for any stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

Warrant Subscription Schedule to Exhibit 4.4

Name of Subscriber                          Number of Shares      Warrant Number    Expiration Date
------------------                          ----------------      --------------    ---------------
Bain Capital V Mezzanine Fund, L.P.              13,386.8189               W-A-1    June 8, 2008
Bain Capital V Mezzanine Fund, L.P.              16,067.2621               W-A-2    June 8, 2007
BCM Capital Partners, L.P.                        9,727.4453               W-A-3    June 8, 2008
BCM Capital Partners, L.P.                       11,675.0413               W-A-4    June 8, 2007
Sankaty High Yield Asset Partners, L.P.          23,610.2124               W-A-5    June 8, 2008
Sankaty High Yield Asset Partners, L.P.          28,337.3872               W-A-6    June 8, 2007
BCIP Trust Associates II, L.P.                      495.6780               W-A-7    June 8, 2008
BCIP Trust Associates II, L.P.                      595.0838               W-A-8    June 8, 2007